UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):

September 3, 2008 (August 27, 2008)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard

Milpitas, California 95035

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 29, 2008 the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of JDS Uniphase Corporation (the “Company”) approved and adopted the 2008 Change of Control Benefits Plan (the “Change of Control Plan”), which provides certain severance and other benefits to eligible executives whose employment is terminated as a result of or following a change of control of the Company. The Change of Control Plan supersedes and replaces any prior plans, policies and practices applicable to the eligible executives relating to severance or vesting acceleration upon a change of control of the Company (including but not limited to the Executive Change of Control Severance Plan adopted by the Company on February 14, 2007). However the Change of Control Plan is subordinate to, and does not supersede, any individual written agreement with an eligible executive that provides for severance and/or change of control benefits and that is in existence at the time of adoption of the Change of Control Plan. Instead, any benefits payable or receivable by an eligible executive under the Change of Control Plan will automatically be reduced by the amount of the benefits payable or receivable under any such individual written agreement.

All United States employees of the Company and its subsidiaries at the level of Senior Vice President or above are eligible to participate in the Change of Control Plan if they either (i) hold one or more of the following positions or their functional equivalents: Chief Financial Officer, Chief Administrative Officer, Chief Legal Officer, Chief Information Officer, the senior executive responsible for Human Resources, and each senior executive responsible for one or more Company reporting segment(s), or (ii) are designated in writing by the Chief Executive Officer as being an eligible executive, subject to subsequent review and ratification by the Committee at its discretion. This group of eligible executives includes all of the Company’s Named Executive Officers.

The Change of Control Plan provides that in the event of a qualifying termination, each of the eligible executives will be entitled to receive (i) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (ii) a lump sum payment equal to eighteen months’ base salary (less applicable tax and other withholdings), and (iii) reimbursement of COBRA premiums for up to one year. A qualifying termination under the Change of Control Plan is any involuntary termination without cause, any voluntary termination for good reason, or any termination due to disability or death, in each case occurring upon or within twelve months following a change of control of the Company, as such terms are defined in the Change of Control Plan.

The foregoing is a summary description of the material terms of the Change of Control Plan and is qualified in its entirety by the text of the Change of Control Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.19 and incorporated herein by reference.

(b) Effective August 27, 2008 Alan Etterman ceased serving in the position of Executive Vice President and Chief Administrative Officer of the Company and is now Vice President and Senior Advisor.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.19	JDS Uniphase Corporation 2008 Change of Control Benefits Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President, Corporate Development, and Chief Legal Officer

September 3, 2008